UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 29, 2008 (February 27, 2008)

Date of Report (Date of earliest event reported)

GOLDEN TELECOM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27423	04-51-0391303
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Representation Office of Golden Teleservices, Inc.

I Kozhevnichesky Proezd

Moscow, Russia 115114

(Address of principal executive offices, including zip code)

(011-7-495) 797-9300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated December 21, 2007, by and among Golden Telecom, Inc. (the “Company”), VimpelCom Finance B.V. (“Parent”) and Lillian Acquisition, Inc. (“Merger Sub”), on February 28, 2008, Merger Sub merged with and into the Company (the “Merger”). As a result of the Merger, the Company, as the surviving corporation in the Merger, assumed Merger Sub’s obligations under the Unsecured Loan Agreement for up to $4.15 billion, dated February 15, 2008, by and between Open Joint Stock Company “Vimpel-Communications” and Merger Sub (the “$4.15 Billion Loan Agreement”) and the Amended and Restated Unsecured Loan Agreement for up to $41.4 million, dated December 21, 2007, between Merger Sub and VimpelCom (the “$41.4 Million Loan Agreement” and, together with the $4.15 Billion Loan Agreement, the “Intercompany Loan Agreements”). In connection with the Company’s assumption of Merger Sub’s obligations under the Intercompany Loan Agreements, on February 28, 2008, the Company entered into a Subordination Deed (the “Subordination Agreement”) with VimpelCom and Citibank International plc as agent, pursuant to which the Intercompany Loan Agreements have been subordinated to the Company’s obligations under the $275,000,000 Term Facility Agreement dated January 25, 2007 (as amended and restated on March 22, 2007 and as further amended on November 20, 2007) among the Company, the Company’s subsidiaries EDN Sovintel LLC and GTS Finance, Inc., Citibank N.A. London Branch and ING Bank N.V. as mandated lead arrangers, Citibank International plc as agent and the lenders named therein. The Subordination Agreement includes a provision that gives VimpelCom the right, at any time or from time to time and on such terms as it may choose, to convert all or part of the Company’s obligations to VimpelCom, including under the Intercompany Loan Agreements, into equity capital in the Company. The foregoing summary of certain terms of the Subordination Agreement is qualified in its entirety by reference to the Subordination Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the Merger, the Company, as the surviving corporation in the Merger, assumed Merger Sub’s obligations under the Intercompany Loan Agreements. Subject to the Subordination Agreement, the Intercompany Loan Agreements provide for VimpelCom to make advances of funds to Merger Sub in an aggregate amount up to approximately $4.20 billion. As of the time of the consummation of the Merger, Merger Sub had borrowed approximately $3.84 billion under the Intercompany Loan Agreement. Amounts advanced under the $4.15 Billion Loan Agreement and $41.1 Million Loan Agreement accrue interest at a rate of three percent (3%) per annum and six percent (6%) per annum, respectively. Each advance under the Intercompany Loan Agreements becomes due and payable, together with accrued interest on the amount of such advance, no later than six months from the date of such advance. The Intercompany Loan Agreements contain customary representations and warranties and events of default customary for VimpelCom intercompany loan agreements. Subject to the Subordination Agreement, payment of outstanding amounts due under the Intercompany Loan Agreements may be accelerated by VimpelCom upon an event of default.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, on February 28, 2008, at the Company’s request, NASDAQ filed with the Securities and Exchange Commission (the “SEC”)

a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25. Pursuant to Rule 12d2-2 under the Exchange Act, the delisting of the Company’s common stock from NASDAQ will be effective on March 10, 2008 and the Company’s reporting obligations under Section 12(b) of the Exchange Act will be suspended as of that date. Trading of the Company’s common stock on NASDAQ ceased as of the close of trading on February 28, 2008. The Company’s common stock will be deregistered under Section 12(b) of the Exchange Act no later than ninety (90) days after the date of the Form 25. The Company also intends to file with the SEC a Certification on Form 15 under the Exchange Act to suspend the Company’s remaining reporting obligations under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2008, Messrs. Kjell Morten Johnsen and Oleg A. Malis resigned as directors of the Company. Neither director resigned due to any disagreement relating to the Company’s operations, policies or practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger on February 28, 2008, the Company’s certificate of incorporation and bylaws were amended as provided in the Merger Agreement. The Company’s certificate of incorporation was amended to reduce the number of authorized shares and to eliminate mandatory indemnification of non-officer employees and agents of the Company. The Company’s certificate of incorporation was further amended to update the address of the Company’s registered agent in the State of Delaware. The Company’s bylaws were amended to eliminate mandatory indemnification of non-officer employees and agents of the Company.

The foregoing summaries of the amendments to the certificate of incorporation and bylaws are qualified in their entirety by reference to the certificate of incorporation and the bylaws of the Company, as amended, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On February 29, 2008, VimpelCom issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.1	Certificate of Incorporation

Exhibit 3.2	Bylaws

Exhibit 10.1	Subordination Deed dated February 28, 2008 among the Company, Open Joint Stock Company “Vimpel-Communications” and Citibank International plc as agent

Exhibit 99.1	Press Release issued by VimpelCom, dated February 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2008	GOLDEN TELECOM, INC.

	By:	/s/ Ilya Smirnov
	Name:	Ilya Smirnov
	Title:	General Counsel

EXHIBIT INDEX

Exhibit 3.1	Certificate of Incorporation

Exhibit 3.2	Bylaws

Exhibit 10.1	Subordination Deed dated February 28, 2008 among the Company, Open Joint Stock Company “Vimpel-Communications” and Citibank International plc as agent

Exhibit 99.1	Press Release issued by VimpelCom on February 29, 2008